UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 7, 2024

KORU Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Drive, Mahwah, NJ	07430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 7, 2024, KORU Medical Systems, Inc. (“KORU Medical” or “we”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2024. A related conference call will be held on August 7, 2024 at 4:30 pm Eastern Time.

KORU Medical is making reference to non-GAAP financial measures in both the press release and the conference call. Our management believes that investors’ understanding of KORU Medical’s performance is enhanced by disclosing the non-GAAP financial measures of Adjusted EBITDA and Adjusted EPS (each as defined below) as a reasonable basis for comparison of our ongoing results of operations. KORU Medical strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by KORU Medical may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. A reconciliation of GAAP to non-GAAP results is provided in the attached Exhibit 99.1 press release.

We define Adjusted EBITDA as earnings (net (loss)/income) before interest expense/(income), net, income tax (benefit)/expense, depreciation and amortization, reorganization charges, allowance for nonrealization of deferred tax assets, interest (income)/expense, net, and stock-based compensation expense. We believe that Adjusted EBITDA is used by investors and other users of our financial statements as a supplemental financial measure that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We also believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our cash flow generating capacity from quarter to quarter and year to year. Adjusted EBITDA is used by management as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations.

We present diluted earnings per share after eliminating items that we believe are not part of our ordinary operations and affect the comparability of the periods presented (“Adjusted EPS”). Adjusted EPS includes adjustments for income tax (benefit)/expense, depreciation and amortization, and stock-based compensation expense. We believe adjustments for these items allow investors to better understand our underlying operating results and facilitate comparisons between the periods shown. Management uses Adjusted EPS as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 7, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORU Medical Systems, Inc. (Registrant)

Date: August 7, 2024	By:	/s/ Linda Tharby
Linda Tharby President and Chief Executive Officer